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                                                              Exhibit (10)(i)(2)

                              SEPARATION AGREEMENT

In exchange for the mutual promises set forth below, and intending to be legally bound, you and Hunt Corporation (the "Company") acknowledge and agree to the following terms and conditions governing your separation from employment:

1. Termination Date: Your employment with the Company will be terminated on __________.

2. Transition: Between the date of this notification and __________ you will be responsible for carrying out your regular duties in an effective manner and executing a complete transition of your responsibilities to
      ____________.

3. Severance: Beginning on _____________ you will receive severance pay equivalent to your _________ base compensation in effect on your termination date for a period of ______________. Your severance pay will continue until you are employed or the conclusion of your severance payment period, whichever comes earlier. Severance payments will occur in installments on the regular payroll cycle and will be subject to taxation and applicable deductions for continued benefit coverage during your severance period. Elective deductions, e.g. 401(k) contribution, will be discontinued.

4. Severance Beneficiary: Should you become deceased while you are receiving severance payments, your beneficiary will receive a lump sum payment equivalent to total payments for the remainder of the potential _____________ severance period. A form (Exhibit A) is provided for designation of your beneficiary. Please complete this form and send it to
      ____________________.

5. Time of Payment: Severance payments will begin ______________ if the Company has received a Separation Agreement signed by you in advance of_______________. However, severance payments, benefit coverage, and outplacement service will not occur until a Separation Agreement is executed with the Company.

6. Vacation Pay: Payment for unused vacation in existence on your date of termination shall be made within 30 days of your date of termination. This payment is in addition to severance payments.

7. Medical Benefits: Group health insurance shall be provided to you until the end of the month in which your severance pay ends, or, if earlier, the date on which medical coverage is obtained through another employer. Your normal contributions for medical coverage shall be deducted from your severance pay. Should you remain unemployed at the end of your severance period, you have the right to continue health plan benefits under the terms of Federal COBRA legislation. It is your responsibility to notify ________________ immediately if health insurance coverage is obtained through another organization. Detailed information regarding COBRA coverage will be sent to your home address at the conclusion of your severance pay period.

8. Life Insurance: Your $____________ group term life insurance coverage will be provided until the end of your severance pay period. At that time, you will be given the option to convert your group term life policy to an individual policy. You will have 31 days from that date to make your individual policy coverage election. Your additional life insurance coverage (___________________) which is provided through the Supplemental Executive Benefit Plan will also remain in effect through the end of your severance pay period. This coverage concludes at the end of the severance pay period, however, it is not convertible to an individual policy.

9. Company car: You may continue the use of your company car until ______________. At the conclusion of this period, you may elect to purchase your company car. You are to notify _______________ regarding your decision by______________. If you do not wish to purchase your company car, you must arrange to return the car to _________ or his designee by ____________. If you elect to purchase your car, __________ will inform you of the purchase price and the purchase requirements. You are reminded that you are obligated to maintain the car in good operating condition, report any accidents promptly to our Insurer, and to abide by the limitation on authorized drivers, during this period of time.


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10.   Pension Plan: You have met the _________ requirement to be vested under the provisions of the Hunt Corporation Pension Plan. As a terminated vested associate, you have a right to a future pension benefit from Hunt. If you wish, you may obtain an estimate of your future pension benefit by contacting _______________.

11. Supplemental Executive Retirement Benefit: You have satisfied the ___________ service requirement for vesting under the provisions of the Supplemental Executive Retirement Plan.

12. Hunt Savings Plan: Unless your balance is less than $5,000, you may leave your savings in the Hunt Savings Plan (401k) or you may transfer your savings over into another qualified tax-deferred arrangement. If you leave your savings in the Hunt Savings Plan, you will not be able to make further contributions. However, in the event that you have an outstanding loan from your plan accounts, you may continue to make loan payments by payroll deduction during your severance payment period. If you transfer your savings to another tax-deferred arrangement, you will be able to continue making contributions. You are cautioned not to have an elected distribution of your savings, for the purposes of transfer to a new tax deferred arrangement, sent to you directly. Doing so triggers a personal tax liability that can be properly avoided by having the distribution sent directly to the new qualified arrangement. __________________ will send you further guidance on this subject. Should you have any questions regarding this plan, please contact ____________________.

13.   Supplemental Executive Deferral Plan: Your Supplemental Executive
      Deferral Plan asset will be transferred to you, following your termination date, as soon as practical administratively. You may take the asset in the form of an insurance policy or a cash payment. Both forms of distribution are taxable as ordinary income. You should contact______________________, at _____________ to obtain current information regarding the value of your Supplemental Executive Deferral Plan account and to make your distribution election. _____________ will inform you regarding the personal financial and tax consequences of the distribution alternatives.

14. Annual Bonus: Should a bonus be paid under the provisions of the Company's Annual Bonus Plan for Company performance in the Fiscal _________ period, you will be awarded a prorated bonus award based on your employment through______________. The prorated bonus award, if earned, would be paid after Fiscal Year results are audited and approved by the Board of Directors.

15. Stock Options: Stock options are cancelled as of your termination date or on the expiration date of the stock option agreement, whichever comes earlier.

16. Outplacement: Executive outplacement services will be provided ___________________________. A brochure regarding their services is attached. Our representative with _______________ is ___________. ________
      phone number is __________________ You may meet with _______________
      professionals in advance of your termination date to gain familiarity with their numerous support resources and to make arrangements for a location that is the most practical for you. Please call ____________ to set up an orientation appointment.

17. Company Property: You are expected to return your company credit cards and any other Hunt property in your possession to ______________ or her designee prior to_______________.


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18.   Confidentiality Agreement: Attached is a copy of the "Invention and
      Confidential Information Agreement" you have signed with Hunt Corporation as a reminder of your obligations under this Agreement.

19. Other Covenants: In return for the provision of these severance arrangements, we require your agreement that you will not disparage or harm the reputation of Hunt Corporation; neither will you engage in acts which have or will have a material adverse effect on Hunt. Additionally, for ________________ period following your termination, you will not compete with Hunt as an employee of or as a consultant to divisions of companies in the ________________ markets that compete with Hunt's products in those markets. Likewise, you will not take any action to recruit Hunt employees for positions elsewhere.

20. Release: Further, in exchange for the benefits described above, you hereby release and discharge the Company from any and all claims, damages, expense, or liability based on any act, event, or occurrence up to and including the date of this Agreement. Without limitation, this includes any claims arising from your employment or termination of employment, including any claim of employment discrimination under the Age Discrimination in Employment Act, the Pennsylvania Human Relations Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or any other federal, state or local statute, regulation, law or common-law claim. The above release does not waive any rights or claims due to occurrences that may arise after you sign this Agreement.

21. Breach of Agreement: If you breach the terms of this Agreement in any respect, your entitlement to salary continuation benefits or to any other benefits offered shall immediately cease. A form, which designates by your signature that you acknowledge and accept these requirements, is attached. Please sign and return the form to _________________ within twenty-one days of the date of this notification. Please be reminded that Severance arrangements will not begin until the Agreement is signed and received by the Company. As noted, you have 21 days to consider this Agreement and we advise you to consult an attorney prior to signing it. Seven days after you sign the Agreement, it will become binding, irrevocable and enforceable, unless you revoke the Agreement during this seven-day period by written notice.


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YOUR SIGNATURE BELOW ACKNOWLEDGES THAT YOU HAVE CAREFULLY READ AND UNDERSTAND
THIS AGREEMENT AND ARE ENTERING INTO THE AGREEMENT VOLUNTARILY AND WITH THE INTENT TO BE LEGALLY BOUND.


Name (please print):

Signature:

Date:

Witness:



HUNT CORPORATION


Signature:



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                                    EXHIBIT A

                                HUNT CORPORATION
                             OFFICER SEVERANCE PLAN
                         DESIGNATION OF BENEFICIARY FORM

TO:               HUNT CORPORATION

FROM:

SOCIAL SECURITY NO

ADDRESS:


           This Designation of Beneficiary Form relates only to amounts which may become payable upon my death under the Hunt Corporation Officer Severance Plan (the "Plan"). I hereby revoke all my prior Beneficiary designations (if any) and hereby designate the following as my Beneficiary to receive any amount which may become payable under the Plan upon my death:

                  NAME:                             RELATIONSHIP:


                  ADDRESS:



                  SOCIAL SECURITY NO:

           I understand that if on my date of death no properly designated Beneficiary survives me, my estate will be the Beneficiary designated to receive such amounts.



Date                                                  Signature of Employee



Witness